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EXHIBIT 10.1

                             JOINT VENTURE AGREEMENT

This Joint Venture Agreement ("Agreement") is made on January 17, 2006 ("Effective date") between NU POW'R, a Nevada Limited Liability Company, with it's principal offices at P.O. Box 130369, Carlsbad, CA 92013 (hereinafter "NP") and Armor Electric Inc., a Nevada Corporation, with its principal offices at 201 Lomas Santa Fe #320 Solana Beach, CA.,
92075 (hereinafter "Armor")

RECITALS

WHEREAS, The Joint Venturers have agreed to make and distribute Electric Propulsion Systems that make use of a `modular' and `system approach' to propel electric vehicles. The Joint Venturers have also agreed to produce two, three, and four wheeled vehicles, Scooters and other products, ("Products"); hereinafter called the ("Business Interest").

The Joint Venturers consider it advisable to acquire and to hold their Business Interest through a Joint Venture company (L.L.C.) so as to avoid the necessity of numerous separate agreements, to maintain the legal title to the Business Interest in a simple and practicable form, and facilitate the collection and distribution of the profits accruing under the Business Interest.

IT IS THEREFORE AGREED

1. PURPOSE.

     That the Joint Venturers form this joint venture to acquire and hold the Business Interest in common and to provide the finances required for its acquisition. To the extent set forth in this Agreement, each of the Joint Venturers appoint as their agent ARMOR Electric, Inc., hereinafter referred to as "Agent" whose duty it shall be to hold each of the undivided fractional parts in the Business Interest for the benefit of, and as agent for, the respective Joint Venturers.

2.   DUTIES OF THE AGENT

     a. The Agent will, on behalf of the Joint Venturers, form a new Limited Liability Company, hereinafter referred to as "JVC", in either the State of California or Nevada for the purpose of conducting the business activities of the Business Interest. Ownership equity in the JVC will be established as set forth in this Agreement.

     b. The name, trademarks, logos, domains, and other identifying features of the JVC will be agreed to by the Joint Venturers prior to formation and/or acquisition by the Agent.


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                                                              ARMOR     NU POW'R
                                                               /s/        /s/

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     c.   The Agent shall be responsible for the administrative oversight of the
          JVC and shall prepare and maintain, in accordance with generally accepted accounting principles consistently applied, complete and accurate books of account and records covering all transactions arising out of or relating to this Agreement. Joint Venturers or their duly authorized representatives have the right, during regular business hours, for the duration of this Agreement and for a period of three (3) years thereafter to audit said books of account and records and examine all other documents and material in the possession or under the control of the Agent with respect to the subject matter and the terms of this Agreement, including without limitations, banking records, payments, credits, debits, purchase orders, invoices, and shipping documents. All such books of account, records, and documents shall be kept available by Agent for at least three years after the end of the calendar year to which they relate.

     d. At such time as the Joint Venturers deem appropriate, and the JVC can assume these functions internally, the Agent will cease its activities, relinquish control and responsibility as Agent, and facilitate the transition of its functions to the designee of the Joint Venturers.

3.   LIABILITY OF AGENT.

     The Agent shall be liable only for its own willful misfeasance and bad faith, and no one who is not a party to this Agreement shall have any rights whatsoever under this agreement against the Agent for any action taken or not taken by the Agent.

4.   CONTRIBUTIONS

     a. Armor shall be responsible for initial capitalization of the NC and have the on-going responsibility for providing Operational as well as Research and Development (R&D) capital necessary until such time as the JVC can sustain itself from revenues derived from its business activities.

     b. NP will Vend-in to the NC its current EPS Technology, (including technologies related to the associated vehicles) as well as all existing contracts and/or prospective contracts, (related to the EPS Technology and associated vehicles) in consideration of a Vend-in fee for Technology of $10,000,000.00 (Ten Million U.S. dollars) in accordance with the schedule below.

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          i.   Vend-in fee will be paid as 50% ($5,000,000.00) U.S. dollars to
               NP and 50% ($5,000,000.00) equity in the Joint Venture Company
               (JVC)

          ii. Payment 1: $50,000.00 payable on January 13, 2006; PAYMENT OF WHICH IS HEREBY ACKNOWLEDGED.

          iii. Payment 2: $50,000.00 payable upon the execution of this agreement.

          iv. Payment 3: $150,000.00 payable as needed for operations of the Joint Venture between execution of this Agreement and April 1, 2006

          v. When all payments through paragraph (iv) have been made, Armor shall secure a Twenty-five percent (25%) equity interest in the Joint Venture Company and retain an option to secure another 25% for a total of 50% upon payment of an additional $250,000.00

          vi. The balance of $4,750,000, (or $4,500,000 respectively) cash component is to be paid as either a percentage of sales or royalties equal to twenty five percent (25%) of the gross profit from sales activities, (profits realized to the Joint Venture after all cost related to producing product, including manufacturing, freight, and all other costs relating to the delivery of product to the client and any other reasonable expense). All funds received by NP in accordance with this Joint Venture Agreement will be credited towards the Vend-in fee until satisfied.

     c. The Joint Venturers will work together and expend their best efforts toward the development, production, marketing, and sales of Products to the benefit of the JVC.

5.   BUSINESS PROCESS.

     The business process of the Joint Venture is as follows:

     a. Armor will, with technical support from NP, be responsible for Marketing and Sales of the Products until such time as the NC can assume this function internally and fund its business activities from revenues derived sales.

     b. Armor will, as Agent, provide administrative services to the JVC until such time as the JVC can assume this function internally and fund its business activities from revenues derived sales.

     c. NP will negotiate most favorable pricing contracts for components from its suppliers for the JVC. The JVC will purchase components directly against the contracts from the suppliers.


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                                                              ARMOR     NU POW'R
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     d.   NP will sell the Energy Storage Systems, (ESS) and Battery Management
          Systems, (BMS) to the JVC on a cost basis.

     e. NP will be the sole source supplier for all Energy Storage Systems used by the JV with its products.

     f. All Products designed, developed, and intellectual property resulting from the R&D efforts of the JVC will be the sole property of the NC.

6.   ASSIGNMENT

     a. Either Joint Venturer may, at its election, assign any or all of their rights, equity, or delegate their obligations under this Agreement

          i. To any Person or entity that acquires or otherwise succeeds (whether by merger, acquisition of assets, or otherwise) all or any portion of the Joint Venturers assets or business. In the event that either or both Joint Venturer(s) assigns its rights, equity, or delegates its obligations under this Agreement as permitted by this Section 4.b.i., such Joint Venturer shall automatically, (and without the necessity of any further action on the part of the other Joint Venturer) be fully and unconditionally released and discharged from all of its obligations of this Agreement.

7.   PINSTRIPE

     It is agreed between the parties of this agreement that the initial $250,000.00 will be raised by Armor in cooperation with Pinstripe Financial LLC, hereinafter ("Pinstripe"). In consideration, Pinstripe shall secure a 33.3% share of the net profits realized by the JVC from the Contract identified as "BIMO". The Net Profit distributions from the BIMO contract will be as follows:

     a.   Pinstripe: 33.3%
     b.   Armor: 33.3%
     c.   NP 33.3%

8.   CAPITAL DISTRIBUTIONS FROM THE JVC.

     a. Net Profits" and "Net Losses" shall mean the income, gain, loss, deductions, and credits of the JVC in the aggregate or separately stated, as appropriate, determined in accordance with the method of accounting at the close of each fiscal year employed on the JVC's information tax return filed for federal income tax purposes.

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                                                              ARMOR     NU POW'R
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     b.   Net Profit and/or Net Loss shall be allocated to the Joint Venturers in proportion to their Equity Interests in the P/C and pursuant to the Operating Agreement of the JVC.

9.   ADDITIONAL OPTIONS

     Armor and/or the JVC shall have the option to purchase rights to other technologies with reasonable and acceptable terms; developed by NP other than Propulsions Systems.

10.  TERM.

     This Agreement shall terminate and the obligations of the Agent shall be deemed completed on the happening of either of the following events:

     a. The receipt and distribution by the Agent of the final net profits accruing under the Business Interest, or:

     b.   Termination by mutual assent of all Joint Venturers.

11.  COMPENSATION OF AGENT.

     Unless otherwise agreed to in the future by a majority in interest of the Joint Venturers, the Agent shall not receive any compensation for services rendered under this Agreement.

12.  ARBITRATION AND ATTORNEYS FEES.

     The Joint Venturers agree that any dispute, claim or controversy concerning this Agreement or the termination of this agreement, or any dispute, claim or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement shall be settled by arbitration to be held in San Diego, California in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Joint Venturers will pay the costs and expense of such arbitration in such proportions as the arbitrator shall decide, and each Joint Venturer shall separately its own counsel fees and expenses.




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                                                              ARMOR     NU POW'R
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13.  GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION.

     This agreement will be governed by the laws of the State of California without regard for conflicts of laws principles. Each Joint Venturer hereby expressly consents to the personal jurisdiction of the State and Federal courts located in the State of California for any lawsuit filed there against any party to this agreement by any other party to this agreement concerning the Joint Venture or any matter arising from or relating to this agreement.

14.  COMPLETE UNDERSTANDING; MODIFICATION.

     This Agreement constitutes the complete and exclusive understanding and agreement of the Joint Venturers with respect to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. Any waiver, modification, or amendment of any provisions of this Agreement will be effective only if in writing and signed by the parties hereto. Failure of either Party at any time to enforce any provisions of this Agreement shall in no way affect the validity of this Agreement. The exercise by any Party of any of its rights under this Agreement shall not preclude or prejudice such Party from exercising the same or any other right it may have under this Agreement irrespective of any previous action taken.

15.  INTEGRATION.

     This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby. If any representation, warranty, promise, or statement has not been written specifically into this Agreement, then such representation, warranty, promise, or statement shall not be binding upon the parties hereto.

16.  CONFIDENTIALITY.

     The parties agree to maintain complete confidentiality concerning the business affairs of the other and all proprietary information which each may receive from the other. The parties agree to assume that any information, which is divulged to the other, is proprietary information and each agrees not to divulge, disclose, or disseminate any such proprietary information to third parties without the written consent of the other.


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                                                              ARMOR     NU POW'R
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17.  NOTICES

     All notices required or permitted under this Agreement will be in writing and delivered by confirmed facsimile transmission, by courier or overnight delivery service, or by certified mail, and in each instance will be deemed given upon receipt. All notices will be sent to the addresses set forth below or to such other address as may be specified by either Joint Venturer to the other in accordance with this Section.


                      For: NP                             For: ARMOR
         NU POW'R, LLC.                      Armor Electric, Inc.
         P.O. Box: 130369                    201 Lomas Santa Fe, Suite 320
         Carlsbad, CA 92013-0369             Solana Beach, CA 92075
         ATTN: Daryl R. Bibens               ATTN: Merrill W. Moses
         Managing Member                     President
         Phone: 760-840-0703                 Phone: 858-481-2929
         Fax: 760-602-1088                   Fax: 858-481-1919
         e-mail: Daryl.Bibens@NUPOWR.com     e-mail: Mmoses@cambridgeloans.com

18.  WAIVER.

     The waiver of any breach of any provision of this Agreement shall not constitute a waiver of any subsequent breach of the same other provisions hereof.

19.  COUNTERPARTS.

     This Agreement may be executed in counterparts.

In witness whereof the Agent and the Joint Venturers have signed and sealed this Agreement as off the effective Date.


             NP                                           ARMOR
----------------------------------           -----------------------------------
      NO POW'R, LLC.                          Armor Electric Systems, Inc.


By: /s/ Daryl R. Bibens                      By: /s/ Merrill W. Moses
----------------------------------           -----------------------------------
Daryl R. Bibens                              Merrill W. Moses
Managing Member                              President

Date: 20 Jan 2006                            Date: January 20, 2006
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